UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

RENOVARO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067
(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 11, 2024, Renovaro Inc. (the “Company”) issued a press release. The press release is reproduced below.

FOR IMMEDIATE RELEASE

RenovaroCube Announces Strategic Offering of Up to 20% Ownership

Amsterdam, the Netherlands, September 11, 2024 (NASDAQ: RENB) The Board of Renovaro Inc (RENB) intends to seek strategic investors to acquire up to 20% of Cube, currently a wholly owned subsidiary.

This opportunity will be available to all potential investors including current shareholders of RENB.

Cube is a molecular data science company with a background in FinTech and a 10-year history. It brings together proprietary artificial intelligence (AI) technology for multi-omics and multi-modal data analysis, and the expertise of a carefully selected multidisciplinary team to radically accelerate precision medicine and enable breakthrough changes, beginning with cancer.

“Newly raised funds from strategic investors could help accelerate our go-to-market strategy to generate revenue through our innovative open-access AI engine that has the potential to be used by many sources in the private sector and by large health care systems as well as advancing our own product pipeline beginning with a blood test to detect recurrence of certain cancers within a few days of beginning treatment,” said Dr. Henk Vietor, the Managing Director of Cube. Cube expects to use the proceeds from the offering primarily to advance Cube’s platform.

Renovaro, Inc, through RenovaroBio, also remains focused on advancing its patented cancer vaccine targeting difficult to treat solid tumors such as pancreatic, head and neck, liver and others. We believe advancing the Cube pipeline has the potential to create a multiplier effect towards a vertically integrated approach to cancer from early diagnosis, to selection of treatments more likely to succeed, early detection of recurrence and, ultimately, new therapies.

Subscription terms are to be determined with potential investors as they are potentially identified and approved by the Board of Renovaro Inc..

About Renovaro Group:

www.renovarocube.com

www.renovarogroup.com

Renovaro aims to accelerate precision and personalized medicine for longevity powered by mutually reinforcing AI and biotechnology platforms for early diagnosis, better-targeted treatments, and drug discovery. Renovaro Inc. includes RenovaroBio with its advanced cell-gene immunotherapy company and RenovaroCube.

RenovaroCube has developed an award-winning AI platform that is committed to the early detection of cancer and its recurrence and monitoring subsequent treatments. RenovaroCube intervenes at a stage where potential therapy can be most effective. RenovaroCube is a molecular data science company with a background in FinTech and a 10-year history. It brings together proprietary artificial intelligence (AI) technology, multi-omics, multi-modal data, and the expertise of a carefully selected multidisciplinary team to radically accelerate precision medicine and enable breakthrough changes in cancer care.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline, platform and fundraising. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Renovaro’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Renovaro Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

This press release is made for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The information set forth herein does not purport to be complete or to contain all of the information you may desire.

For media inquiries, please contact: karen@renovarocube.com

Source: Renovaro Inc.

The information included in this Item 8.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ Mark Dybul, M.D.
Name: Mark Dybul Title: Chief Executive Officer

Date: September 11, 2024